Exhibit 99.1

Volcon Acquires 317 Additional BTC and Now Holds Over 3,500 BTC

This Week Volcon to Change Name to Empery Digital Inc.

AUSTIN, Texas – July 28, 2025 - Volcon, Inc. (NASDAQ: VLCN). (the “Company,” “Volcon” or “Empery Digital”) today announced updates to its bitcoin acquisition strategy and current holdings. Since its last update on July 25th, the company has acquired an additional 316.8 BTC for a total purchase price of $37.3 million. As of the time of this release, the Company holds 3,500.18 BTC acquired for an aggregate purchase price of ~$412 million, reflecting an average effective purchase price of $117,683 per BTC. The purchase price reflects the benefit of premiums received as part of the Company’s broader BTC acquisition strategy which incorporates derivative sales to reduce the cost basis of BTC acquired. The Company sold additional short-term put contracts giving the Company the option to potentially buy additional BTC at strike prices between $115,000 and $118,000 at various times in the near future.

“Since closing on the $500 million private placement, the Gemini OTC desk has executed flawlessly with the Volcon treasury team. Gemini has consistently provided best-execution with clear and effective communication at all hours of the day. We could not be happier with our choice to work with Gemini as our custodian and strategic digital assets service provider. We have now moved the settled BTC holdings to segregated cold storage to protect the assets for shareholders,” said Ryan Lane, Co-CEO & Chairman of Volcon.

“Volcon’s team has been exceptional to work with–decisive and mission-focused. While Gemini has long been recognized for the strength and security of its custody platform, Volcon’s experience further emphasizes that Gemini’s OTC desk stands on equally solid ground. From trade execution and real-time communication through post-trade support, our team delivers the same caliber of professionalism, insight, and reliability that institutions expect and deserve when dealing in the digital asset space,” said Brad Vopni, Global Head of Institutional at Gemini.

About Volcon

Effective as of July 17, 2025, the Company adopted a bitcoin treasury strategy with the goal of becoming a leading, low cost, capital efficient, globally trusted aggregator of bitcoin. Volcon was founded as the first all-electric power sports company sourcing high-quality and sustainable electric vehicles for the outdoor community. Volcon electric vehicles are the future of off-roading, not only because of their environmental benefits but also because of their near-silent operation, which allows for a more immersive outdoor experience.

Volcon Contacts

For Media: media@volcon.com

For Dealers: dealers@volcon.com

For Investors: investors@volcon.com

For Marketing: marketing@volcon.com

For Digital: digital@volcon.com

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Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. These forward-looking statements address various matters including statements relating whether the short-term put contracts will allow the Company to buy BTC at prices below the market price before the contracts expire. Each forward-looking statement contained in this presentation is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; risks relating to the Company's operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the risk that the Company's stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, as well as those risks and uncertainties identified in the Appendix to this presentation and those identified under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information the Company has or may file with the SEC, including those disclosed under Item 8.01 of the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 17, 2025.

We caution investors not to place considerable reliance on the forward-looking statements contained in this presentation. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this presentation speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

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